EXHIBIT 99.1

NEWS RELEASE
For Release on October 16, 2012	Contact: Frank D. Romejko
4:00 PM (ET) (925) 302-1014	Vice President of Finance / Interim Chief Financial Officer

Giga-tronics Reports Second Amended and Re-stated Loan and Security Agreement
Credit Facility Agreement Signed October 12, 2012

San Ramon, CA – October 16, 2012 – Giga-tronics Incorporated (Nasdaq: GIGA) and Silicon Valley Bank have agreed to terms for a new credit facility.  With an effective date of October 12, 2012 the new agreement increased the bank commitment from $1.5 million to $2.0 million. The maturity date of this agreement is October 12, 2013.